Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated February 6, 2004, except for note 15, which is as of February 27, 2004, relating to the financial statements of Viisage Technology, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 into the Company’s previously filed Registration Statements on Form S-8 (No.’s 333-28695, 333-42485, 333-90177 and 333-36734).

/s/ BDO Seidman, LLP

Boston, Massachusetts

March 30, 2004